UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2011

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32679 (Commission File Number)	20-2641185 (IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

(304) 760-2400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e) Executive Severance Plan

On May 9, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of International Coal Group, Inc., a Delaware corporation (the “Company”), approved and adopted the Amended and Restated International Coal Group, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan provides severance benefits to eligible employees designated by the Committee, including the Company’s named executive officers (other than Bennett K. Hatfield, the Company’s President and Chief Executive Officer), whose employment is terminated by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the Severance Plan) (in either case, a “Qualifying Termination”).

As a condition to participation in the Severance Plan, all participants are subject to confidentiality obligations, as well as non-solicitation restrictions during their employment with the Company and for two years thereafter. Participants are also subject to non-competition restrictions during their employment with the Company and for one year thereafter. In addition, all participants are required to execute a general release of claims as a condition to receiving benefits under the Severance Plan.

Upon a Qualifying Termination, a participant will be eligible to receive benefits, including:  (1) a lump sum cash payment equal to the sum of (a) base salary (or two times base salary if the Qualifying Termination occurs within two years following a “change in control” (as such term is defined in the Severance Plan)), (b) target annual bonus (or two times target annual bonus if the Qualifying Termination occurs within two years following a change in control), (c) a pro rata portion of any cash bonus award(s) with respect to which the Qualifying Termination occurs during a performance period based on actual Company performance (or based on the greater of target or actual Company performance if the Qualifying Termination occurs within two years following a change in control), and (d) 12 times the monthly cost of maintaining health and life insurance benefits (or 24 times the monthly cost if the Qualifying Termination occurs within two years following a change in control); (2) full vesting of all of the participant’s outstanding equity incentive awards; (3) reimbursement for 12 months (or 24 months if the Qualifying Termination occurs within two years following a change in control) of financial consulting services (subject to a maximum reimbursement of $25,000); and (4) reimbursement for 12 months (or 24 months if the Qualifying Termination occurs within two years following a change in control) of outplacement services (subject to a maximum reimbursement of $10,000).

The Board or the Committee may amend or terminate the Severance Plan at any time, but no such action may be adverse to the interests of any participant (without the consent of the participant) during the two year period following a change in control or during the pendency of a “potential change in control” (as such term is defined in the Severance Plan).

The Severance Plan amends and restates the prior International Coal Group, Inc. Executive Severance Plan in its entirety. The foregoing summary of the Severance Plan is qualified in its entirety by reference to the Severance Plan, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amended and Restated International Coal Group, Inc. Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:  May 10, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated International Coal Group, Inc. Executive Severance Plan